APPENDIX A
                                       TO
                      THE ADMINISTRATIVE AGENCY AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED TRUST VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                           Dated as of July 10, 2014


The following is a list of Funds/Portfolios for which the Administrator shall serve under a Administrative Agency Agreement dated as of August 2, 2012:

                   Multi-Asset Diversified Income Index Fund
               First Trust NASDAQ Technology Dividend Index Fund
            International Multi-Asset Diversified Income Index Fund
                          First Trust High Income ETF
                            First Trust Low Beta ETF
             First Trust NASDAQ Rising Dividend Achievers ETF First
                        Trust Dorsey Wright Focus 5 ETF
                       First Trust RBA Quality Income ETF
             First Trust RBA American Industrial Renaissance(TM) ETF
              First Trust Dorsey Wright International Focus 5 ETF


        IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

FIRST TRUST EXCHANGE-TRADED TRUST VI

BY: /s/ James M. Dykas
    ----------------------------
NAME:   James M. Dykas
TITLE:  Treasurer and CFO
DATE: